7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Changes Name of its Development Project in Baja California Sur, Mexico to Concordia

Denver, Colorado, September 7, 2010 - Vista Gold Corp. (“Vista” or the “Company”) (TSX & NYSE Amex Equities: VGZ) today announced that it has changed the name of its wholly-owned Paredones Amarillos gold project in Baja California Sur, Mexico to the Concordia gold project. The Company believes this will better reflect the integration of the project with the environmental, social and economic priorities of the region.

The name Concordia (translated as “agreement” or “oneness”) was selected after a wide-ranging dialogue with local communities and other project stakeholders.  The name change is part of a broad program intended to communicate Vista’s commitment to developing the Concordia gold project in a way that is consistent with contemporary standards for sustainable development, environmental stewardship, and the health and safety of the communities in which the Company operates.

Fred Earnest, Vista’s President and COO, stated, “In May of this year, we hired Hector Araya as the new General Manager of Concordia.  With his participation, we are changing the way we communicate with the local community and officials concerning the very real benefits offered by the Concordia gold project, which could include significant opportunities for direct and indirect employment, education, and improved quality of life.  Vista is working hard to communicate to stakeholders that the Concordia gold project will employ state of the art environmental practices and operate in a manner that is designed to protect the natural environment and the Sierra de La Laguna Biosphere.”

The Company believes that the name change reflects the spirit of its collaboration and the values it shares with the local communities and project stakeholders as the Concordia gold project moves forward.

About Vista Gold Corp.

Vista is currently focused on the development of the Concordia gold project in Baja California Sur, Mexico and the Mt. Todd gold project in Northern Territory, Australia. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the anticipated integration of the Concordia gold project with the environmental, social and economic priorities of the Baja California, Sur region, the potential development of the Concordia gold project with contemporary standards for sustainable development, environmental stewardship, and the health and safety of the surrounding communities, the anticipated benefits of the project, including significant opportunities for direct and indirect employment, education and an improved quality of life, the manner in which the Company expects to operate the Concordia gold project by planning to employ state of the art environmental practices and to operate in a manner that will protect the environment and the Sierra de La Laguna Biosphere and other such matters are forward-looking statements and forward-looking information.

When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes”, “believe”, “may”, “will”, “if”, “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, risks related to the Company’s failure to obtain approval of the Change of Forest Land Use application and begin construction of the Concordia gold project, risks related to the development of the Concordia gold project, risks related to the possible reduction of mineral reserves to mineral resources estimates, including estimates of results based on such resource and reserve estimates, risks relating to cost increases for capital and operating costs, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies, risks that the expected results of future reclamation activities are not what the Company anticipates, risks that the Company cannot employ state of the art environmental practices due to technical or economic reasons, risks related to results of negotiations with stakeholders, risks related to factors that are beyond the Company’s control,  risks relating to fluctuations in the price of gold, the inherently hazardous nature of mining-related activities, potential effects of catastrophic natural events, potential effects on Vista’s operations of environmental regulations in the countries in which it operates, risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010 and Quarterly Report on Form 10-Q, as filed on August 6, 2010, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.